Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT THE
BANC OF AMERICA SECURITIES 2005 HEALTH CARE CONFERENCE

   Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – May 12, 2005 – American Healthways, Inc. (NASDAQ: AMHC) today announced that it will participate in the Banc of America Securities 2005 Health Care Conference, May 17 through May 19, 2005, in Las Vegas, Nevada. Mary A. Chaput, Executive Vice President and Chief Financial Officer, will present at the conference on Thursday, May 19, at 11:40 a.m. Eastern Time (8:40 a.m. Pacific Time). The presentation will be broadcast online and available for replay on the Company’s web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of February 28, 2005, the Company had approximately 1.5 million lives under management nationwide. For more information visit www.americanhealthways.com.